Exhibit 99.1
For Immediate Release
Contact:
Patrick Pedonti
Chief Financial Officer
Tel: +1-860-298-4738
E-mail: investorrelations@sscinc.com
SS&C Technologies Reports Results for Q1 2011, Record Revenue of $89 Million, up 14%
GAAP Net Income of $9.8 Million, up 9%, Adjusted Non-GAAP Net Income of $19.2 Million, up 36%
WINDSOR, CT — May 9, 2011 — SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter that ended March 31, 2011.
“Celebrating our 25th year in business, I am pleased to report our record Q1 2011 revenue of $89.0 million, up 14 percent over Q1 2010. We believe revenue growth is an indication of the competitive strength of SS&C and its breadth and depth of software-enabled services and software,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies Holdings, Inc. “We continue to enhance our growth opportunities and execute on our commitment to technology and service leadership, including cloud computing, mobility and transparency.”
Results
The Company reported quarterly revenue of $89.0 million for the first quarter of 2011, compared to $78.2 million in the first quarter of 2010, an increase of 13.9 percent.
GAAP operating income for the first quarter of 2011 was $23.1 million, or 26.0 percent of revenue, up from $19.4 million in 2010’s first quarter, or 24.8 percent of revenue, operating income was up 19 percent over 2010’s first quarter. Net income for the first quarter of 2011 was $9.8 million compared to $9.0 million in the first quarter of 2010.
On a fully diluted basis, earnings per share in the first quarter of 2011 were $0.12 compared to $0.14 in the first quarter of 2010.
Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the first quarter of 2011 was $34.1 million, or 38.3 percent of revenue. This represents a 13.2 percent increase compared to $30.1 million and 38.5 percent of revenue in the first quarter of 2010.
Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the first quarter of 2011 was $19.2 million compared to $14.1 million in 2010’s first quarter, a 35.8 percent increase.
Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the first quarter of 2011 were $0.24 compared to $0.22 in the first quarter of 2010.

Annual Run Rate Basis
Annual Run Rate Basis (ARRB) recurring revenue, defined as the addition of maintenance and software-enabled services revenue, was $77.2 million for the first quarter of 2011, an annual run-rate of $308.7 million. This represents an increase of 14.8 percent from $67.2 million and $268.8 million run-rate in the same period in 2010 and an increase of 3.3 percent from Q4 2010’s $74.7 million and $298.9 million run-rate. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.
Acquisition
In the first quarter of 2011, SS&C acquired Glastonbury, Connecticut-based BenefitsXML, a provider of enterprise software solutions for employee benefit service providers. BenefitsXML’s Benefits Real Time Information Exchange (BRIX) employee benefits administration system is a multi-tenant, multi-channel customer self-service platform that lowers service costs and improves employee satisfaction for both employer and employee benefit service providers. The acquisition adds 19 new SS&C employees based in Glastonbury, Connecticut.
Guidance and Lock-Up Release
SS&C announces the following financial guidance for the second quarter and fiscal year 2011:

Guidance	Q2 2011	FY 2011
Total Revenue ($M)	$90.5 – $93.0	$367.5 – $373.0
Adjusted Net Income ($M)	$20.7 – $21.5	$83.4 – $85.2
Cash from Operating Activities ($M)	N/A	$83.0 – $87.0
Capital Expenditures (% of revenue)	N/A	1.9% – 2.2%
SS&C also announced today the underwriters of the Company’s follow-on public offering of common stock completed on February 9, 2011 have agreed that the transfer and sale restrictions set forth in the lock-up agreements executed in connection with the offering will terminate on May 12, 2011.
Results of SS&C Technologies, Inc.
Our operating subsidiary, SS&C Technologies, Inc., posted the same revenues and net income for the first quarter of 2011 as the Company.
Non-GAAP Financial Measures
Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.
Earnings Call and Press Release
SS&C’s Q1 earnings call will take place at 5:00 p.m. eastern time today, May 9, 2011. The call will discuss Q1 2011 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Technologies 2011 First Quarter Earnings Conference Call,” conference ID #62323242. A replay will be available after 8:00 p.m. eastern time on May 9, 2011, until midnight on May 16, 2011. The dial-in number is 800-642-1687 (U.S. and Canada) 706-645-9291 (International); access code #62323242. The call will also be available for replay on SS&C’s website after May 10, 2011; access: http://investor.ssctech.com/results.cfm.

This press release contains forward-looking statements relating to, among other things, our financial guidance for the second quarter of 2011 and full year 2011. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s publicly available filings with the Securities and Exchange Commission. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.
About SS&C Technologies
Celebrating its 25th year, SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. 5,000 financial services organizations, from the world’s largest to local financial services organizations, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $16 trillion in assets.
Additional information about SS&C (NASDAQ: SSNC) is available at www.ssctech.com.
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SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Software licenses	$6,573	$5,589
Maintenance	19,447	18,019
Professional services	5,267	5,389
Software-enabled services	57,720	49,177

Total revenues	89,007	78,174

Cost of revenues:
Software licenses	1,675	1,928
Maintenance	8,666	7,997
Professional services	3,570	3,358
Software-enabled services	30,584	25,879

Total cost of revenues	44,495	39,162

Gross profit	44,512	39,012

Operating expenses:
Selling and marketing	6,890	6,152
Research and development	7,972	7,759
General and administrative	6,543	5,680

Total operating expenses	21,405	19,591

Operating income	23,107	19,421

Interest expense, net	(5,127)	(9,017)
Other expense, net	(287)	(115)
Loss on extinguishment of debt	(2,881)	—

Income before income taxes	14,812	10,289
Provision for income taxes	4,978	1,268

Net income	$9,834	$9,021

Basic earnings per share	$0.13	$0.15

Basic weighted average number of common shares outstanding	74,375	60,785

Diluted earnings per share	$0.12	$0.14

Diluted weighted average number of common and common equivalent shares outstanding	78,692	64,542

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$70,835	$84,843
Accounts receivable, net	55,676	45,531
Prepaid income taxes	2,789	2,242
Deferred income taxes	1,226	1,142
Prepaid expenses and other current assets	6,230	5,932

Total current assets	136,756	139,690

Property and equipment, net	13,845	13,570

Deferred income taxes	636	686
Goodwill	944,968	926,668
Intangible and other assets, net	191,688	195,112

Total assets	$1,287,893	$1,275,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,697	$1,702
Accounts payable	3,392	3,790
Accrued employee compensation and benefits	5,395	16,854
Other accrued expenses	13,077	11,052
Interest payable	2,609	1,305
Deferred maintenance and other revenue	53,072	41,671

Total current liabilities	79,242	76,374

Long-term debt, net of current portion	222,838	289,092
Other long-term liabilities	13,458	12,343
Deferred income taxes	38,218	40,734

Total liabilities	353,756	418,543

Total stockholders’ equity	934,137	857,183

Total liabilities and stockholders’ equity	$1,287,893	$1,275,726

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2011	2010

Cash flow from operating activities:
Net income	$9,834	$9,021
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,378	10,113
Stock compensation expense	1,797	1,350
Amortization of loan origination costs	1,393	584
Gain on sale or disposition of property and equipment	—	(2)
Deferred income taxes	(2,776)	(2,359)
Provision for doubtful accounts	430	146
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(9,572)	(1,178)
Prepaid expenses and other assets	(43)	193
Accounts payable	(566)	(966)
Accrued expenses	(9,917)	(7,156)
Income taxes prepaid and payable	243	(2,989)
Deferred maintenance and other revenue	10,893	8,785

Net cash provided by operating activities	12,094	15,542

Cash flow from investing activities:
Additions to property and equipment	(1,566)	(998)
Proceeds from sale of property and equipment	—	52
Cash paid for business acquisitions, net of cash acquired	(14,771)	(11,372)
Additions to capitalized software	(539)	(51)

Net cash used in investing activities	(16,876)	(12,369)

Cash flow from financing activities:
Repayment of debt	(67,054)	(2,659)
Income tax benefit related to exercise of stock options	1,701	2,009
Proceeds from common stock issuance, net	52,010	—
Proceeds from exercise of stock options	3,632	953
Purchase of common stock for treasury	—	(1,169)

Net cash used in financing activities	(9,711)	(866)

Effect of exchange rate changes on cash	485	(173)

Net (decrease) increase in cash and cash equivalents	(14,008)	2,134
Cash and cash equivalents, beginning of period	84,843	19,055

Cash and cash equivalents, end of period	$70,835	$21,189

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Information
Note 1. Reconciliation of Revenue to Adjusted Revenue
Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate the performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three months ended March 31,
(in thousands)	2011	2010
Revenue	$89,007	$78,174
Purchase accounting adjustments to deferred revenue	7	80

Adjusted revenue	$89,014	$78,254

Note 2. Reconciliation of Operating Income to Adjusted Operating Income
Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate the performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under generally accepted accounting principles (GAAP). Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three months ended March 31,
(in thousands)	2011	2010
Operating income	$23,107	$19,421
Amortization of intangible assets	8,952	8,674
Stock-based compensation	1,797	1,350
Capital-based taxes	152	226
Unusual or non-recurring charges	248	236
Purchase accounting adjustments	(102)	23
Other	(30)	206

Adjusted operating income	$34,124	$30,136

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA
EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in November 2005, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as alternatives to net income as an indicator of our operating performance. The following is a reconciliation between EBITDA, consolidated EBITDA and adjusted consolidated EBITDA and net income.

			Twelve months
			ended
	Three months ended March 31,		March 31,
(in thousands)	2011	2010	2011
Net income	$9,834	$9,021	$33,226
Interest expense, net	8,008	9,017	34,883
Taxes	4,978	1,268	15,744
Depreciation and amortization	10,378	10,113	40,993

EBITDA	$33,198	$29,419	$124,846
Stock-based compensation	1,797	1,350	13,701
Capital-based taxes	152	226	1,017
Acquired EBITDA and cost savings	443	192	6,506
Unusual or non-recurring charges	536	351	(140)
Purchase accounting adjustments	(102)	23	(363)
Other	(30)	206	(197)

Consolidated EBITDA	35,994	31,767	145,370
Less: acquired EBITDA	(443)	(192)	(6,506)

Adjusted Consolidated EBITDA	$35,551	$31,575	$138,864

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three months ended March 31,
(in thousands)	2011	2010
GAAP — Net income	$9,834	$9,021
Plus: Amortization of intangible assets	8,952	8,674
Plus: Amortization of deferred financing costs	470	584
Plus: Stock-based compensation	1,797	1,350
Plus: Capital-based taxes	152	226
Plus: Unusual and non-recurring items	536	351
Plus: Loss on extinguishment of debt	2,881	—
Plus: Purchase accounting adjustments	(102)	23
Plus: Other	(30)	206
Income tax effect (1)	(5,336)	(6,328)

Adjusted net income	$19,154	$14,107

Adjusted diluted earnings per share	$0.24	$0.22
GAAP diluted earnings per share	$0.12	$0.14

Diluted weighted average shares outstanding	78,692	64,542

(1)	An estimated normalized effective tax rate of 35% has been used to adjust the provision for income taxes for the purposes of computing adjusted net income.